EXHIBIT 10.36

PURCHASE AGREEMENT

AND ESCROW INSTRUCTIONS

Between

COST-U-LESS, INC., a Washington corporation

as Seller

and

SERIES B, LLC

as Buyer

December 21, 2006

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:	Dated for reference purpose only as of December 21, 2006.
PARTIES:	This Purchase Agreement and Escrow Instructions is between COST-U-LESS, INC., a Washington corporation, as “Seller”, and SERIES B, LLC, an Arizona limited liability company, as “Buyer”.

WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain improved property located at 4300 Sion Farm, Christiansted, St. Croix, USVI 00820, as legally described on Exhibit A attached hereto (the “Real Property”);

WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 38,000 square feet (the “Building”). The construction of the Building was completed in or around May 2005 (the “Construction Completion Date”), and Seller has been operating its retail business at the Building and on the Real Property since that time. The Real Property, the Building and the other improvements to the Real Property (collectively, the “Improvements”) shall be leased at COE by Buyer to Seller or one its affiliates designated by Seller (“Tenant”) in accordance with a lease between Buyer and Tenant, in the form attached hereto as Exhibit E and made a part hereof (the “Lease”). The Real Property, the Building and the Improvements are hereinafter collectively referred to as the “Property.” Notwithstanding anything contained herein to the contrary, the Property shall not include any personal property (including without limitation machinery, appliances, furniture, inventory, heating, ventilation and air conditioning equipment, other equipment, walk-in coolers, walk-in freezers and generators) of Seller (the “Personal Property”); and

WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens (except for the exceptions approved or deemed approved by Buyer pursuant to Section 6 below), upon the terms and conditions set forth in this Purchase Agreement and Escrow Instructions (this “Agreement”).

NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

1.          INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

2.          BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning the provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

3.	INCLUSIONS IN PROPERTY.
	(a)	The Property. The term “Property” shall also include the following:

(1)         all tenements, hereditaments and appurtenances pertaining to the Real Property and owned by Seller;

(2)         all mineral, water and irrigation rights, if any, running with or otherwise pertaining to the Real Property and owned by Seller;

(3)         all interest, if any, of Seller in any road adjoining the Real Property;

(4)         all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property or any portion thereof by reason of condemnation, eminent domain or exercise of police power, if Buyer elects to purchase the Property without any reduction in the Purchase Price pursuant to Section 19 below;

(5)         all of Seller’s interest in the Building, the Improvements and any other improvements and fixtures on the Real Property; and

(6)         all of Seller’s interest, to the extent transferable, in all permits and licenses (the “Permits”), warranties, contractual rights and intangibles (including rights to the name of the Improvements as well as architectural/engineering plans) with respect to the operation, maintenance, repair or improvement of the Property (collectively, the “Contracts”).

The Personal Property is specifically excluded from the Property, and shall not be subject to this Agreement.

(b)         The Transfer Documents. The Permits and Contracts shall be transferred by an assignment agreement, a specimen of which is attached hereto as Exhibit B (the “Assignment Agreement”); and all other components of the Property shall be transferred and conveyed by execution and delivery of Seller’s special warranty deed, a specimen of which is attached hereto as Exhibit C (the “Deed”). The Assignment Agreement and the Deed are hereinafter collectively referred to as the “Transfer Documents”.

4.          PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is SIX MILLION TWO HUNDRED TEN THOUSAND and NO/100 Dollars ($6,210,000.00) (the “Purchase Price”), payable as follows:

(a)         One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) earnest money (the “Earnest Money Deposit”) to be deposited in escrow, in immediately available funds, with Fidelity National Title Insurance Company, 40 North Central Avenue, Suite 2850, Phoenix, Arizona 85004, Attention: Ms. Mary Garcia, acting by and through its local affiliate, Virgin Islands Title and Trust Company, 1138 King Street, Suite 209, Christiansted, VI 00820, Attention: Ms. Judy Lambert/Ms. Jessica Harris (“Escrow Agent”) not later than five (5) business days after this Agreement is signed by Buyer and Seller. The date on which Escrow Agent receives the Earnest Money Deposit and a fully-executed original or copy of this Agreement shall be referred to as the “Opening of Escrow”). The Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow (“COE”); and

(b)         Six Million Sixty Thousand and No/100 Dollars ($6,060,000.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE (the “Additional Funds”) which is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

5.          DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit and interest thereon shall be applied as follows:

(a)         if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit and all interest earned to the effective date of withdrawal shall be paid immediately to Buyer;

(b)         if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit and all interest earned to the date of withdrawal shall be paid to Seller as Seller’s agreed and total liquidated damages for Buyer’s failure to purchase the Property, without legal excuse, in accordance with the terms of this Agreement, it being acknowledged and agreed that it would be difficult or impossible to determine Seller’s exact damages resulting therefrom; and

(c)         if escrow closes, the Earnest Money Deposit and all interest earned to COE shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

6.          PRELIMINARY TITLE REPORT AND OBJECTIONS. Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the “Report”), issued by Fidelity National Title Insurance Company, acting through Virgin Islands Title and Trust Company (the “Title Company”), for an ALTA title insurance policy (the “Owner’s Policy”) on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner’s Policy as described herein. The cost of the Owner’s Policy shall be paid by the Buyer. Further, any additional costs for any and all endorsements required by Buyer in its discretion (including the cost of any survey required for such endorsements) shall be paid by Buyer. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer complete, legible copies of all documents identified as special exceptions in the Report. If Buyer is dissatisfied with any exception to title as shown in the Report, then Buyer may either, by giving written notice thereof to Escrow Agent (i) on or before expiration of the Study Period (as defined below) or (ii) ten (10) days from Buyer’s receipt of the Report, whichever is later, (a) cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer together with all documents deposited in escrow by Buyer, or (b) provisionally accept the title subject to Seller’s agreement to cause the removal of any disapproved exceptions or objections at or before COE. If Buyer issues no notice, Buyer shall be deemed to have approved all exceptions. Seller shall notify Buyer in writing within five (5) days after receiving Buyer’s written notice of disapproval of any exception, if Seller intends to remove (or endorse over) any such exception and/or objection. Seller’s lack of response shall be deemed as Seller’s election not to remove the objectionable exceptions (or obtain title insurance endorsements over said exceptions and objections, if acceptable to Buyer) at or prior to COE. In the event the Report is amended to include new exceptions that are not set forth in the prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date seven (7) days after Buyer’s receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit plus interest or to provisionally accept the title subject to Seller’s agreement to cause the removal of any disapproved exceptions or objections. If Buyer issues no notice, Buyer shall be deemed to have approved all exceptions. If Seller serves notice to Buyer that Seller does not intend to, or if Seller is deemed to have elected to not, remove such exceptions and objections at or before COE, Buyer shall, within ten (10) days thereafter, notify Seller and Escrow Agent in writing of Buyer’s election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit plus interest shall be returned to Buyer and all obligations shall terminate, or (ii) waive such objections and the transaction shall close as scheduled. If Buyer issues no notice, Buyer shall be deemed to have approved all exceptions.

7.	BUYER’S STUDY PERIOD.

(a)         The Study Period. Buyer shall have until 5:00 p.m. MST on the forty-fifth (45th) day after the Opening of Escrow (the “Study Period”), at Buyer’s sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer’s sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer’s right to: (i) review and approve the Survey, review Seller’s operating statements with respect to the Property, and review the Contracts; and (ii) obtain, review and approve an environmental study of the Real Property and Building (collectively, “Buyer’s Diligence”).

(b)         Right of Entry. Subject to the prior rights of all legal occupants of the Property, Seller hereby grants to Buyer and Buyer’s agents, employees and contractors the right to enter upon the Property, at any reasonable time or times during the Study Period, upon reasonable prior notice to Seller, to conduct Buyer’s Diligence. In consideration therefor, Buyer shall and does hereby agree to indemnify and hold Seller harmless from any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys’ fees, which may be incurred by Seller as a direct result of Buyer’s Diligence. Buyer’s indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE.

(c)         Cancellation. Unless Buyer so notifies Seller or Escrow Agent, in writing, on or before the end of the Study Period of Buyer’s acceptance of Buyer’s Diligence and waiver of the contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit plus interest shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement. Once Buyer waives the contingencies, the Earnest Money Deposit becomes nonrefundable except as otherwise specifically set forth herein.

8.	DELIVERY OF SELLER’S DILIGENCE MATERIALS.

(a)         Deliveries to Buyer. Seller agrees to deliver to Buyer within three (3) business days after the Opening of Escrow, without any representation or warranty whatsoever, all information in Seller’s possession or control (except for any information which Seller is contractually or otherwise prohibited from disclosing to Buyer) relating to the maintenance, construction (including the Certificate of Occupancy for the Property), repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests, master planning, architectural drawings and like matters regarding the Property (collectively, “Seller’s Diligence Materials”), all at no cost to Buyer. Notwithstanding anything contained herein to the contrary, Seller’s Due Diligence Materials shall not include any appraisal of the Property or any part thereof, or any financial or other information relating to the operation of Seller’s business conducted at the Property. The foregoing deliveries shall include, but not be limited to, copies of all: (i) books of account and records for the Property since the Construction Completion Date; (ii) a detailed listing of all capital expenditures on the Property since the Construction Completion Date; (iii) the maintenance history of the Property since the Construction Completion Date; (iv) current equipment maintenance contracts for the Property including any amendments thereto; (v) all claims or suits by third parties involving the Property or any Contracts (whether or not covered by insurance) since the Construction Completion Date; (vi) a list of all claims or suits by or against Seller regarding the Property since the Construction Completion Date; (vii) the site plan with respect to the Property; (viii) copies of all Contracts (including, without limitation, all warranties) and Permits; and (ix) any other documents or other information in the possession of Seller or its agents pertaining to the Property that Buyer may reasonably request in writing. Seller shall have no obligation to prepare or obtain information concerning the Property which is not in Seller’s possession or control upon the Opening of Escrow.

(b)         Delivery by Buyer. If this Agreement is canceled for any reason, except Seller’s willful default hereunder, Buyer agrees to deliver to Seller, free of charge, copies of those investigations, studies and/or tests which Buyer may have elected to obtain.

9.          THE SURVEY. Buyer may, in Buyer’s discretion and at Buyer’s cost, cause a surveyor licensed in the Territory of St. Croix, USVI, to prepare a current ALTA survey of the Real Property, Building and Improvements (the “Survey”). If Buyer does so, Buyer shall cause the Survey to (i) be certified and delivered to Escrow Agent, Seller and Buyer, and (ii) set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon.

10.        IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the “Non-Foreign Affidavit”) stating under penalty of perjury that Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Earnest Money Deposit and/or the Additional Funds, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

11.        DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease, which shall be executed by Buyer and Tenant at COE.

12.        CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer’s obligations to perform under this Agreement and to close escrow are expressly subject to the following:

(a)         the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

(b)         the issuance of the Owner’s Policy (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

(c)         the delivery by Tenant to Escrow Agent, for delivery to Buyer, at or prior to COE, of duly executed and acknowledged duplicate originals of the Lease and, if requested by Buyer, a short form of lease or memorandum of lease in form attached to the Lease suitable for recording;

(d)         the deposit by Tenant with Escrow Agent, not later than three (3) business days prior to COE, for delivery to Buyer at COE, of (i) an original estoppel certificate naming Buyer (or its designee) and Bear Stearns Commercial Mortgage, Inc. (or such other lender of which Buyer gives notice to Seller pursuant to the notice provisions of this Agreement), as addressees, substantially in the form attached hereto as Exhibit F and made a part hereof, and (ii) a subordination, non-disturbance and attornment agreement, substantially in the form attached hereto as Exhibit G and made a part hereof (the “SNDA”), for the benefit of Bear Stearns Commercial Mortgage, Inc. (or such other lender of which Buyer gives notice to Seller pursuant to the notice provisions of this Agreement), executed by Tenant under the Lease;

(e)         the deposit with Escrow Agent of an executed affidavit of Seller and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics’ lien exception from the Owner’s Policy; and

(f)          delivery to Buyer of originals of the Contracts and Permits, if any, in the possession of Seller or Seller’s agents, and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Property.

If the foregoing conditions have not been satisfied by the specified date or COE, as the case may be, then Buyer shall have the right, at Buyer’s sole option, by giving written notice to Seller and Escrow Agent, to (i) cancel this Agreement, whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (ii) extend such specified date or COE, as applicable, for such amount of time as Buyer deems reasonably necessary to allow Seller to satisfy such conditions. In the event COE is extended to permit Seller additional time to satisfy one or more of the foregoing conditions, Buyer shall receive liquidated damages in the amount of $250 per day for each and every day after the originally scheduled COE date until COE actually occurs or until this Agreement is earlier terminated by Buyer.

In addition to all other conditions precedent set forth in this Agreement, Seller’s obligations to perform under this Agreement and to close escrow are expressly subject to the following:

(a)         the delivery by Buyer to Escrow Agent, for delivery to Seller at COE, of the Purchase Price;

(b)         the delivery by Buyer to Escrow Agent, for delivery to Seller, at or prior to COE, of duplicate originals of the Assignment Agreement duly executed by Buyer;

(c)         the delivery by Buyer to Escrow Agent, for delivery to Seller and Tenant, at or prior to COE, of duplicate originals of the Lease duly executed by Buyer and acknowledged and, if requested by Tenant, a short form of lease or memorandum of lease in form attached to the Lease suitable for recording duly executed by Buyer and acknowledged; and

(d)         the deposit by Buyer with Escrow Agent, for delivery to Tenant, at or prior to COE, of duplicate originals of the SNDA, duly executed by Bear Stearns Commercial Mortgage, Inc. (or such other lender of which Buyer gives notice to Seller pursuant to the notice provisions of this Agreement) and acknowledged.

If the foregoing conditions have not been satisfied by the specified date or COE, as the case may be, then Seller shall have the right, at Seller’s sole option, by giving written notice to Buyer and Escrow Agent, to (i) retain the Earnest Money Deposit pursuant to Section 20(b) of this Agreement and terminate this Agreement, whereupon, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (ii) extend such specified date or COE, as applicable, for such amount of time as Seller deems reasonably necessary to allow Buyer to satisfy such conditions. In the event COE is extended to permit Buyer additional time to satisfy one or more of the foregoing conditions, Seller shall receive liquidated damages in the amount of $250 per day for each and every day after the originally scheduled COE date until COE actually occurs or until this Agreement is earlier terminated by Seller.

13.        SELLER’S WARRANTIES. Seller hereby represents and warrants to Buyer as of the Effective Date and again as of COE that:

(a)         except for those disclosed by Buyer or in the Report, to Seller’s knowledge, there are no unrecorded leases, liens or encumbrances which may affect title to the Property;

(b)         to Seller’s knowledge, no notice of violation (which remains uncured) has been issued with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

(c)         to Seller’s knowledge, there are no intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property;

(d)         to Seller’s knowledge, there is no impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

(e)         to Seller’s knowledge, there are no suits or claims pending or threatened with respect to or in any manner affecting the Property, nor does Seller know of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

(f)          Seller has not entered into and there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party and Seller will not enter into nor execute any such agreement without Buyer’s prior written consent;

(g)         Seller will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller’s knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land use limitations;

(h)         this transaction will not in any way violate any other agreements to which Seller is a party;

(i)          Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

(j)          to Seller’s knowledge, no default of Seller exists under any of the Contracts and no default of the other parties exists under any of the Contracts;

(k)         no consent of any third party (which has not been obtained) is required in order for Seller to enter into this Agreement and perform Seller’s obligations hereunder;

(l)          except for any item to be prorated at COE in accordance with this Agreement, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller’s use, ownership, or operation of the Property up to COE shall be paid in full by Seller;

(m)       all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE) have been paid or will be so paid by Seller prior to COE;

(n)         from the Opening of Escrow until COE or the earlier termination of this Agreement, Seller shall (i) operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the Opening of Escrow, and (ii) maintain the existing or comparable insurance coverage for the Improvements which Seller currently maintains; and

(o)         to Seller’s knowledge, the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound.

Should Seller receive notice or knowledge of any information affecting the accuracy of any of Seller’s representations set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing. All representations made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for one (1) year. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys’ fees which Buyer may incur, by reason of any material misrepresentation by Seller or any material breach of any of Seller’s warranties. Seller’s indemnity and hold harmless obligations shall survive COE for one (1) year.

As used herein, “Seller’s knowledge” shall mean the current actual knowledge of J. Jeffrey Meder, President and Chief Executive Officer of Seller, and Roy Sorensen, Chief Operating Officer of Seller, without investigation.

14.        BUYER’S WARRANTIES. Buyer hereby represents to Seller as of the Effective Date and again as of COE that:

(a)         Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents, specimens of which are attached hereto as Exhibits;

(b)         there are no actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, specimens of which are attached hereto as Exhibits; and

(c)         the execution, delivery and performance of this Agreement and the Transfer Documents, specimens of which are attached hereto as Exhibits, have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound.

Should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing. All representations made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys’ fees, if awarded by a court of law, which Seller may incur, by reason of any material misrepresentation by Buyer or any material breach of any of Buyer’s warranties. Buyer’s indemnity and hold harmless obligations shall survive COE.

15.        “AS IS” PURCHASE. Buyer hereby agrees that the waiver or satisfaction of the conditions set forth in Section 7 shall constitute an acknowledgment that Buyer (i) has concluded whatever studies, tests, and investigations Buyer desired to conduct relating to the Property including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi governmental entity having or asserting jurisdiction over the Property; (ii) has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Property and/or its value which Buyer deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Report and all operating statements, demographic studies and market analyses; (iii) and its consultants have made all such independent studies, analyses and investigations, as Buyer has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Property; (iv) is relying solely on its own investigations as to the Property and its value and is assuming the risk that adverse physical, economic or other conditions (including, without limitation, adverse environmental conditions (including, without limitation, soils and groundwater conditions) and status of compliance with the requirements of the Americans with Disabilities Act of 1990) may not have been revealed by such investigation; and (v) that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all files and information to the extent in Seller's possession which Buyer deems material to the purchase of the Property. Except as set forth in Section 13, Seller disclaims the making of any representations or warranties, express or implied, regarding Property or its value or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans With Disabilities Act of 1990 or other building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer, moreover, acknowledges that (i) Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, and (ii) Buyer is not relying upon any representations and warranties made by Seller or anyone acting or claiming to act on Seller's behalf (other than those set forth in

Section 13) concerning the Property or its value. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer agrees that, with the exception of the representations and warranties of Seller set forth in Section 13 hereof, the Property is to be sold to and accepted by Buyer in its “AS IS” condition and WITH ALL FAULTS at COE and assumes the risk that adverse physical, environmental, economic or legal conditions, which, if known by it, must have materially affected its decision to purchase the Property, may not have been revealed by its investigation. Buyer, for itself and its agents, affiliates, successors and assigns, except with respect to such representations and warranties of Seller set forth in Section 13 hereof, hereby releases and forever discharges Seller, its agents, partners, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown on the Effective Date, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property. Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section and discussed its import with legal counsel and that the provisions of this Section are a material part of this Agreement.

16.        BROKER’S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

(a)         the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Zeb Ripple of Capital Pacific (“Seller’s Broker”);

(b)         if any person shall assert a claim to a finder’s fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Seller’s Broker whose commission shall be paid pursuant to Section 16(c) below), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

(c)         Seller shall be responsible for payment of a commission to Seller’s Broker pursuant to a separate written agreement between Seller and Seller’s Broker.

17.        CLOSE OF ESCROW. COE shall be on or before 5:00 p.m. MST on the thirtieth (30th) day after the expiration of the Study Period or such earlier date as Buyer and Seller may choose by mutual agreement. Buyer may extend the COE date for up to an additional fifteen (15) days upon delivery of written notice to extend the COE date to Seller and Escrow Agent prior to the original COE date and by depositing prior to the original COE date an additional One Hundred Thousand and No/100 Dollars ($100,000.00) of earnest money with Escrow Agent, which shall become immediately non-refundable. For purposes of this Agreement, any additional earnest money deposited with Escrow Agent pursuant to this Section 17 shall be added to and become a part of the Earnest Money Deposit.

18.        ASSIGNMENT. This Agreement may not be assigned by Buyer without the prior written consent of Seller; provided, however, that Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller’s consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money Deposit, and a copy of such instrument, fully executed by the parties thereto, is delivered to Seller. Buyer may also designate someone other than Buyer, as grantee and/or assignee, under the Transfer Documents by providing written notice of such designation at least five (5) days prior to COE. No assignment shall release or otherwise relieve the Party designated as Buyer in this Agreement from any obligations hereunder. This Agreement may not be assigned by Seller to any third party without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

19.        RISK OF LOSS. Seller shall bear all risk of loss, damage or taking of the Property which may occur prior to COE. In the event of any loss, damage or taking prior to COE, Buyer may, at Buyer’s sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may cancel this Agreement as provided above. If Buyer waives any such loss or damage to the Property and closes escrow without any reduction in the Purchase Price, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Purchase Price, any and all amounts previously received by Seller as insurance and condemnation proceeds, and assign to Buyer, as of COE, Seller’s rights to receive insurance or condemnation proceeds after the COE.

20.	REMEDIES.

(a)         Seller’s Breach. If Seller breaches this Agreement, Buyer may, at Buyer’s sole option, as Buyer’s sole and exclusive remedy, either: (i) by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder; or, (ii) seek specific performance against Seller in which event COE shall be automatically extended as necessary. If Seller fails to sell the Property, without legal excuse, in accordance with the terms of this Agreement, and if specific performance is unavailable as a remedy to Buyer concerning such failure of Seller because of Seller’s affirmative acts, Buyer shall be entitled to the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) as agreed and total liquidated damages for such failure of Seller; upon Buyer’s receipt of such sum, Buyer shall waive any right to seek any additional equitable or legal remedies against Seller and this Agreement shall be terminated whereupon the Earnest Money Deposit plus interest shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder.

(b)         Buyer’s Breach. If Buyer fails to purchase the Property, without legal excuse, in accordance with the terms of this Agreement, Buyer shall forfeit the Earnest Money Deposit, which shall be delivered by Escrow Agent to Seller immediately upon Seller’s written demand therefor, and Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller’s agreed and total liquidated damages for Buyer’s failure to purchase the Property, without legal excuse, in accordance with the terms of this Agreement, and this Agreement shall terminate whereupon neither of the Parties shall have any further liability or obligation hereunder except as otherwise provided in this Agreement. Seller hereby waives any right to seek any additional equitable or legal remedies against Buyer.

21.        ATTORNEYS’ FEES. If there is any litigation to enforce any provisions or rights arising in connection with this Agreement, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred by the successful party, such fees to be determined by the court.

22.	NOTICES.

(a)         Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or tested telex, or telegram, or telecopies (fax), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:	Cost-U-Less, Inc.
3633 136th Place SE, Ste. 110
Bellevue, WA 98006
Attn: Martin Moore
Tel.: (425) 945-0213
Fax: (425) 945-0214
With copies to:	David D. Buck
Riddell Williams P.S.
1001 Fourth Avenue, Suite 4500
Seattle, WA 98154
Tel.: (206) 624-3600
Fax: (206) 389-1708

if to Buyer:	Series B, LLC
2555 E. Camelback Road, Suite 400
Phoenix, AZ 85016
Attn: Legal Department
Tel.: (602) 778-8700
Fax: (602) 778-8780
with copies to:	Bennett Wheeler Lytle & Cartwright, PLC
3838 North Central Avenue, Suite 1120
Phoenix, AZ 85012
Attn: Kevin T. Lytle Esq.

Tel.: (602) 445-3434
Fax: (602) 266-9119
If to Escrow Agent:	Fidelity National Title Insurance Company
40 North Central Avenue, Suite 2650
Phoenix, AZ 85004
Attn: Ms. Mary Garcia
Tel: 602-343-7571
Fax: 602-343-7564

Virgin Islands Title and Trust Company
1138 King Street, Suite 209
Christiansted, VI 00820
Attn: __________
Tel.: 340-773-0570
Fax: 340 773-4252

(b)         Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, telex, telegrams or telecopies, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery, telex, telegrams, telecopies or overnight carrier, and on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

23.	CLOSING COSTS.

(a)         Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit D, and by this reference incorporated herein (the “Escrow Instructions”). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that Seller agreed to release pursuant to Section 6 above (if any) and of recording such releases, (ii) one-half of the fees and costs due Escrow Agent for its services, (iii) the transfer tax associated with the sale of the Property, if any, and (iv)  all other costs which are specifically required to be paid by Seller under this Agreement. At COE, Buyer shall pay (i) the cost of recording the deed and any security instruments related to financing obtained by Buyer secured by the Property, (ii) one-half of the escrow fees, and (iii) all other costs which are specifically required to be paid by Buyer under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein. Real estate taxes shall be prorated based upon the latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information. All credits to Buyer and Seller shall be prorated so that Buyer is given credit for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs and Seller is given credit for the period ending on the day before the date of COE. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same in the county where the Property is located by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller’s proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer’s closing costs. Except as provided in this Section 23(a), Seller and Buyer shall each bear their own costs in regard to this Agreement.

(b)         Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations materially inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(b) shall survive COE except that no adjustment shall be made later than eighteen (18) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

(c)         Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent’s employment.

24.        ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller’s default, Seller shall be liable for any cancellation charges of Escrow Agent and the Report. If escrow fails to close because of Buyer’s default, Buyer shall be liable for any cancellation charges of Escrow Agent and the Report. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one half of any cancellation charges of Escrow Agent and the Report. The provisions of this Section 24 shall survive cancellation of this Agreement.

25.        APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

26.        ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

27.        GOVERNING LAW. This Agreement shall be governed by and construed or enforced in accordance with the laws of the jurisdiction where the Property is located.

28.        CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

29.        TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

30.        INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

31.        HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

32.        FAX AND COUNTERPARTS. This Agreement may be executed by facsimile and/or in any number of counterparts. Each party may rely upon any facsimile or counterpart copy as if it were one original document.

33.        INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

34.        SEVERABILITY. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the Parties as expressed therein.

35.        ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:	COST-U-LESS, INC., a Washington
corporation
Date: December 21, 2006	By: /s/ J. Jeffrey Meder
Its: President and Chief Executive Officer

BUYER:	SERIES B, LLC, an Arizona limited
liability company
Date: December 21, 2006	By: /s/ John M. Pons
Its Authorized Officer

ESCROW AGENT’S ACCEPTANCE

The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this _____ day of ____________, 2006, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:

Title:

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EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

Parcel No. 4-M of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5084 dated September 30, 1997 and revised June 6, 2000.

Parcel No. 4-Q of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5264 dated August 1, 2001.

One-sixteenth (1/16) interest as a tenant in common in Road Plot 4-O of Estate Sion Farm, Queen Quarter, St. Croix, U.S. Virgin Islands, consisting of 0.047 U.S. acre, more or less, as more fully shown on O.L.G. Drawing No. 5084, dated September 30, 1997, last revised June 6, 2000.

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EXHIBIT B

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Agreement”) dated as of _____________, 200__ (the “Effective Date”), is by and between COST-U-LESS, INC., a Washington corporation (“Assignor”), and Cole ________________________, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor, as Seller, and Series B, LLC, as Buyer (“Original Buyer”), have entered into that certain Purchase Agreement and Escrow Instructions dated as of December ___, 2006 [as modified by amendment dated ________________,] ([collectively, ](the “Purchase Agreement”), providing for, among other things, the transfer and sale by Assignor to Original Buyer of Contracts and Permits (capitalized terms used herein and otherwise not defined shall have the meaning given in the Purchase Agreement); and

WHEREAS, Original Buyer assigned its right, title and interest in and to the Purchase Agreement to Assignee pursuant to that certain Assignment of Purchase Agreement and Escrow Instructions dated as of _______________, 200__; and

WHEREAS, Assignor desires to assign and delegate to Assignee, and Assignee desires to assume, all of Assignor’s right, title, interest, duties and obligations in, to and under the Permits and the Contracts which are listed in Exhibit A attached hereto (collectively, the “Assigned Contracts”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.          Assignment. Assignor does hereby convey and assign to Assignee, its successors and assigns, to the extent assignable, all of Assignor’s right, title and interest in and to the Assigned Contracts (and Assignor covenants to cooperate with Assignee, at Assignee’s cost and expense, to secure performance by any warrantor for any work under such Assigned Contracts); and Assignee hereby accepts, assumes and agrees to perform all of Assignee’s duties and obligations under the Assigned Contracts. Notwithstanding the foregoing to the contrary, to the extent the assignment of any Assigned Contract shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same or any rights or liabilities thereunder if an attempted assignment thereof would cause a breach of the terms of the Assigned Contract, and the assignment of such Assigned Contract shall not be effective unless and until the consent of such other party shall have been obtained.

2.          Binding Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

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3.          Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the jurisdiction where the real property subject to the Purchase Agreement is located.

4.          Headings. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

5.          Counterparts. The parties agree that this Agreement may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date set forth above.

ASSIGNOR:	COST-U-LESS, INC., a Washington
corporation
By:
Its:
ASSIGNEE:

By:
Name:
Its:

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EXHIBIT A

LIST OF ASSIGNED CONTRACTS

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EXHIBIT C

SPECIAL WARRANTY DEED

(Cost-U-Less, Inc. - __________)

THIS SPECIAL WARRANTY DEED is made this ____ day of ___________, 200__, from COST-U-LESS, INC., a corporation organized and existing under the laws of the State of Washington, the address for which is 3633 136th Place S.E., Suite 110, Bellevue, Washington 98006 (hereinafter “Grantor”) to ________, a _________ organized, existing and in good standing under the laws of the State of ___________, the address for which is ______________ (hereinafter “Grantee”).

WITNESSETH, that Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged hereby sells, grants and conveys to Grantee the following described real property, with all improvements located thereon, situated on St. Croix, U.S. Virgin Island and more particularly described as follows:

Parcel No. 4-M of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5084 dated September 30, 1997 and revised June 6, 2000.

Parcel No. 4-Q of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5264 dated August 1, 2001.

One-sixteenth (1/16) interest as a tenant in common in Road Plot 4-O of Estate Sion Farm, Queen Quarter, St. Croix, U.S. Virgin Islands, consisting of 0.047 U.S. acre, more or less, as more fully shown on O.L.G. Drawing No. 5084, dated September 30, 1997, last revised June 6, 2000.

TOGETHER WITH all the tenements, herediments and appurtenances thereunto belonging;

SUBJECT, HOWEVER, to, and with the benefit of, all easements, right of ways, conditions, covenants, agreements and restrictions of record; all zoning, building, environmental and other laws and regulations affecting the use or occupancy of the above-referenced real property; and real property taxes not yet due and payable, including without limitation those set forth in Exhibit A attached hereto and made a part hereof (collectively, “Permitted Exceptions”).

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TO HAVE AND TO HOLD all of Grantor’s rights, title, interest, claim and demand in and to said premises unto Grantee, its successors and assigns, subject to the Permitted Exceptions and subject to the limitation set forth below.

Grantor for itself and for its successors in interest does by these presents expressly limit the covenants of the deed to those herein expressed, and exclude all covenants arising or to arise by statutory or other implication, and does hereby covenant that against all persons whomsoever lawfully claiming or to claim by, through or under said Grantor and not otherwise.

IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

IN WITNESS:	COST-U-LESS, INC.

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF __________________	)
) ss:
COUNTY OF ________________	)

On this _____ day of _________, 200__, before me personally appeared _________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

Print/Type Name

Notary Public in and for the State of Washington, residing at

My commission expires

2

CERTIFICATE OF VALUE

IT IS HEREBY CERTIFIED that for recording and tax purposes the actual consideration paid and the value of the described property is $_________________.

Name:
Title:

CERTIFICATE OF PUBLIC SURVEYOR

IT IS HEREBY CERTIFIED that according to the records in the office of the Public Surveyor, the property described in the foregoing instrument has not undergone any change in regard to boundary and area.

Office of the Public Surveyor
St. Croix, U.S. Virgin Islands

                                                                                                By:

DATED:

FEE:

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EXHIBIT D

ESCROW INSTRUCTIONS

1.          Escrow Agent is authorized to take all appropriate actions necessary to comply with this Agreement.

2.          All money payable shall be paid to Escrow Agent, unless otherwise specified. Disbursement of any funds may be made by check of Escrow Agent, except that the Purchase Price shall be wire-transferred to an account designated by Seller on the day of the COE. The deed to the Property shall not be recorded until and unless Escrow Agent is prepared to disburse the Purchase Price and other closing funds immediately after such recording pursuant to an estimated closing statement approved by Seller in writing. Unless otherwise specified, all funds received by Escrow Agent shall be deposited by Escrow Agent in any State or National Bank (FDIC insured), or as otherwise directed in writing by Seller and Buyer. Escrow Agent shall be under no obligation to disburse any funds represented by check or draft and no check or draft shall be payment to Escrow Agent in compliance with any of the requirements hereof until it is advised by the bank in which it is deposited that such check or draft has been honored.

3.          Buyer and Seller shall deposit with Escrow Agent all documents necessary to complete the sale as established by the terms of this Agreement.

4.          When this Agreement and all title requirements have been complied with (including without limitation all conditions set forth in any closing instructions agreed to by Escrow Agent), Escrow Agent shall deliver, file or record in the appropriate public office all necessary documents, disburse all funds and instruct the title company to issue the appropriate title insurance policy(ies).

5.          Escrow Agent may resign upon ten (10) days written notice to the parties; provided that Escrow Agent shall transfer the Escrow together with all documents and funds to an escrow agent acceptable to both Seller and Buyer, or if Seller and Buyer cannot agree upon an acceptable escrow agent, then Escrow Agent shall have the right to resign and interplead all funds and documents to a court of competent jurisdiction.

6.          Escrow Agent may at its election, in the event of any conflicting demands made upon it concerning the Agreement, hold any money and documents deposited hereunder until it receives mutual instructions by all parties or until a civil action shall have been concluded in a court of competent jurisdiction, determining the rights of the parties. In the alternative, Escrow Agent may at anytime, at its discretion, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction.

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EXHIBIT E

Lease Form

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EXHIBIT F

Estoppel Certificate Form

ESTOPPEL LETTER

[LETTERHEAD OF TENANT]

__________ __, 200_

Bear Stearns Commercial Mortgage, Inc.,

its successors and assigns

383 Madison Avenue

New York, New York 10179

Attn: J. Christopher Hoeffel

Re:	Confirmation of Lease Agreement for Premises at 4300 Sion Farm, Christiansted, St. Croix, USVI (the "Premises")

Ladies and Gentlemen:

At the request of _______________________________ ("Landlord") the undersigned hereby certifies to you and agrees as follows recognizing that you will rely on the information contained herein:

1.           The undersigned is the tenant under a Lease dated ________________ for premises located at 4300 Sion Farm, Christiansted, St. Croix, USVI (the "Lease").

2.           The Lease is in full force and effect and has not been amended, modified, supplemented or superseded, and constitutes the entire agreement between the undersigned and Landlord with respect to the leasing of the Premises. There is no other agreement between the undersigned and Landlord with respect to the leasing of the Premises.

3.           To the knowledge of the undersigned, (i) neither the undersigned nor Landlord is in default under the Lease, and (ii) there is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease.

4.           The undersigned has not received notice and is not aware of any prior transfer, assignment, hypothecation or pledge by Landlord or of any of Landlord's interest in the Lease, except to you.

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5.           The monthly base or minimum rent due under the lease is __________________ and has been paid through ______________, 20__ and all additional rent due under the Lease has been paid through _______________, 20__.

6.           There are no actions, voluntary or otherwise, pending or, to the best knowledge of the undersigned, threatened against the undersigned under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

7.           The undersigned has accepted possession, and taken occupancy of, the Premises; the term of the Lease has commenced; the undersigned has commenced the payment of rents for all space subject to the Lease; and the expiration date of the Lease is _______________.

8.           To date, Landlord has not been obligated to perform any work under the Lease and no reimbursement or allowance has been due to the undersigned under the Lease in connection with any work performed by Landlord or the undersigned.

Very truly yours,

[Tenant]

By:

Name:

Title:

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EXHIBIT G

SNDA Form

SCHEDULE C

Bear Stearns Commercial Mortgage, Inc.

and

___________________________________

(Tenant)

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

Date: _____________

Premise: _____________

Bear Loan No.: ________

UPON RECORDATION

RETURN TO:

[Law firm c/o Escrow Agent]

Attention:

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of [funding date] by and between BEAR STEARNS COMMERCIAL MORTGAGE, INC., having an address at 383 Madison Avenue, New York, New York 10179 ("Lender") and __________________________, having an address at ____________________________________ ("Tenant").

RECITALS:

A.          Tenant is the holder of a leasehold estate in the property located at 4300 Sion Farm, Christiansted, St. Croix, USVI, as more particularly described on Schedule A (the "Property") under and pursuant to the provisions of a certain lease dated ________________, 20___ between __________________________, as landlord ("Landlord") and Tenant ("Lease");

B.          The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the "Security Instrument") from Landlord, or its successor in interest, in favor of Lender; and

C.          Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.           Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2.           Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the Property as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease, by reason of a foreclosure and that, upon a foreclosure, the Acquiring Party shall assume and perform all of Landlord’s obligations under the Lease. For purposes of this agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3.           Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made

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pursuant to the Lease, so long as the Acquiring Party assumes and performs all of Landlord’s obligations under the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment in consideration for Tenant’s receipt of Lender’s or the Acquiring Party’s written agreement to assume and perform all of Landlord’s obligations under the Lease.

4.           No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Lender, any receiver nor any Acquiring Party shall be:

(a)         liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the Property or otherwise); provided, however, that the Lender or any Acquiring Party, as applicable, shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

(b)         except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements; or

(c)         subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

(d)         bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord; or

(e)         be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or

(f)          be liable or responsible for or with respect to the retention, application and or/return to the Tenant of any security deposit paid to Borrower or any prior Landlord, unless and until Lender or such Acquiring Party has actually received for its own account as landlord the full amount of such security deposit.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

5.           Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Landlord notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Landlord. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

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6.           Lender to Receive Notices. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7.           NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to

the attention of:	___________________________; and

if to Lender:

to the attention of: Bear Stearns Commercial Mortgage, Inc.

its successors and/or assigns
383 Madison Avenue, 10th FL
New York, New York 10179
Attention: J. Christopher Hoeffel
Re.: Bear Loan No. __________

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Paragraph 7, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8.           Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different than the Landlord named in the Recitals.

9.           Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

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IN WITNESS WHEREOF, Landlord, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation

By:

Name:
Title:

TENANT:

By:

Name:
Title:

LANDLORD:

The undersigned as the Landlord named in the Recitals or as successor thereto hereby accepts and agrees to be bound by the provisions of Paragraph 5 hereof.

_______________________________, a

________________________________

By: _______________________________

Name:

Title:

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ACKNOWLEDGEMENTS

STATE OF __________________	)
) ss:
COUNTY OF ________________	)

On this _____ day of _________, 200__, before me personally appeared _________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

Print/Type Name

Notary Public in and for the State of Washington, residing at

My commission expires

STATE OF __________________	)
) ss:
COUNTY OF ________________	)

On this _____ day of _________, 200__, before me personally appeared _________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

Print/Type Name

Notary Public in and for the State of Washington, residing at

My commission expires

5

STATE OF __________________            )

) ss:
COUNTY OF ________________	)

On this _____ day of _________, 200__, before me personally appeared _________________, to me known to be the _______________ of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they was/were authorized to execute said instrument.

In Witness Whereof I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

Print/Type Name

Notary Public in and for the State of Washington, residing at

My commission expires

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SCHEDULE A (PROPERTY DESCRIPTION)

Parcel No. 4-M of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5084 dated September 30, 1997 and revised June 6, 2000.

Parcel No. 4-Q of Estate Sion Farm Queen Quarter, St. Croix, U.S. Virgin Island, consisting of 2.00 acres, more or less, as shown on OLG Drawing No. 5264 dated August 1, 2001.

One-sixteenth (1/16) interest as a tenant in common in Road Plot 4-O of Estate Sion Farm, Queen Quarter, St. Croix, U.S. Virgin Islands, consisting of 0.047 U.S. acre, more or less, as more fully shown on O.L.G. Drawing No. 5084, dated September 30, 1997, last revised June 6, 2000.